Exhibit 10.2

TEXAS

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attn: Ms. Janice Thomas

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

from

ROYALE ENERGY FUNDS, INC.

(Mortgagor and Debtor)

to

JOHNNY JORDAN, TRUSTEE

for the benefit of

WALOU INVESTMENTS, LP, AS AGENT

(Mortgagee and Secured Party)

FOR PURPOSES OF FILING THIS INSTRUMENT AS A FINANCING STATEMENT, THE MAILING ADDRESS OF MORTGAGOR/DEBTOR IS 1530 HILTON HEAD ROAD, SUITE 205, EL CAJON, CALIFORNIA 92019; THE MAILING ADDRESS OF MORTGAGEE/SECURED PARTY IS 104 W. ANAPAMU, SUITE C, SANTA BARBARA, CALIFORNIA 93101.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND COVERS FUTURE ADVANCES AND PROCEEDS. INTERESTS IN OIL, GAS, MINERALS AND OTHER AS-EXTRACTED COLLATERAL OR IN ACCOUNTS RESULTING FROM

THE SALE THEREOF, WHICH ARE INCLUDED IN THE MORTGAGED PROPERTY, WILL BE FINANCED AT WELLHEADS LOCATED ON THE LANDS OR LEASES DESCRIBED IN EXHIBIT A HERETO.

PERSONAL PROPERTY AND FIXTURES CONSTITUTING A PORTION OF THE MORTGAGED PROPERTY MAY BE OR MAY IN THE FUTURE BECOME AFFIXED TO THE LANDS DESCRIBED IN EXHIBIT A HERETO.

THIS INSTRUMENT IS, AMONG OTHER THINGS, A FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE COVERING AS-EXTRACTED COLLATERAL THAT IS RELATED TO, AND GOODS WHICH ARE, OR ARE TO BECOME, FIXTURES ON THE REAL PROPERTY HEREIN DESCRIBED. THIS FINANCING STATEMENT IS TO BE FILED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS. A CARBON, PHOTOGRAPHIC, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT. MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED IN EXHIBIT A HERETO (OR THE DOCUMENTS REFERENCED THEREIN).

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. A POWER OF SALE MAY ALLOW MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS INSTRUMENT OR ANY OTHER INSTRUMENT EXECUTED IN CONNECTION WITH THIS INSTRUMENT.

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This instrument was prepared by Anders Gibson, PORTER HEDGES LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002.

ATTENTION OF RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a security agreement and financing statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to, among other things, lands and oil and gas interests of Mortgagor which are described, or referred to, in the documents described in Exhibit A hereto.

DEED OF TRUST, MORTGAGE,
SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT
AND ASSIGNMENT OF PRODUCTION

(THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS)

This Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production (as amended, restated, supplemented or otherwise modified from time to time, this “Deed of Trust”) is entered into effective as of February 15, 2024 (the “Effective Date”) by ROYALE ENERGY FUNDS, INC., a California corporation (“Mortgagor”), to JOHNNY JORDAN, whose address is 104 W. Anapamu, Suite C, Santa Barbara, California 93101, as Trustee, and his successors and substitutes in trust, as hereinafter provided (the “Trustee”), with a power of sale, for the benefit of WALOU INVESTMENTS, LP, a Texas limited partnership, in its capacity as Agent defined below (in such capacity under this Deed of Trust, “Mortgagee”), for the benefit of the Secured Creditors defined below.

Reference is hereby made to that certain Secured Term Loan Note dated as of February 9, 2024 (as amended, restated, supplemented, extended, replaced, increased or otherwise modified from time to time, the “Term Loan Note”) by and among, ROYALE ENERGY, INC., a Delaware corporation (‘Borrower”), as borrower thereunder, the lenders named therein and otherwise party to the Term Loan Note from time to time (“Lenders”), and Walou Investments, LP, a Texas limited partnership, as administrative agent for such Lenders (in such capacity, “Agent”), in the original principal amount of $3,000,000.00. The Term Loan Note together with this Deed of Trust and the other agreements entered into by and among Mortgagor, Mortgagee and Lenders from time to time, herein, the “Loan Documents”.

Mortgagee, in its capacity as Agent, and the Lenders are collectively referred to in this Deed of Trust as the “Secured Creditors”.

ARTICLE I

    GRANT OF LIENS AND SECURITY INTERESTS IN MORTGAGED PROPERTY

Section 1.01    Certain Defined Terms. As used in this Deed of Trust, the terms defined above shall have the meanings set forth above and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

The terms “Business Day”, “Default” and “Maturity Date” will have the meanings set forth in the Term Loan Note.

Section 1.02    Grant of Liens and Security Interests. On the Effective Date, for valuable consideration, the receipt of which is hereby acknowledged, and to secure the full and timely payment of the Secured Indebtedness (whether at the stated maturity, by acceleration or otherwise), Mortgagor has granted, bargained, sold, conveyed, mortgaged, pledged, transferred, and assigned, and set over and by these presents does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, PLEDGE, TRANSFER, ASSIGN AND SET OVER unto Trustee, IN TRUST, WITH A POWER OF SALE and a right of entry and possession for use and benefit of Mortgagee, the now owned or hereafter acquired real, personal and mixed property, rights, titles, interests and estates described in Section 1.03 below (collectively, the “Mortgaged Property”).

Section 1.03    Mortgaged Property.

(a)    Oil and Gas Properties.

(i)    Lands; Subject Interests; Oil and Gas Leases. All of Mortgagor’s rights, titles, interests and estates in and to those certain oil, gas and mineral leases, subleases, mineral fee interests, mineral servitudes, royalty interests, overriding royalty interests, production payments, net profits interests, carried interests and reversionary interests, located in the Texas counties in which this Deed of Trust is recorded, including, without limitation, such of the foregoing described on Exhibit A attached hereto, or in, on or under any lands described or referred to, or referred to in the documents described in Exhibit A (collectively, the “Lands”), whether such rights, titles, interests or estates or such Lands are correctly described therein or not (collectively, “Subject Interests”). The term “oil, gas and mineral leases,” as used in this instrument and in Exhibit A includes, in addition to oil, gas and mineral leases, oil and gas leases, oil, gas and sulphur leases, other mineral leases, co-lessor agreements and extensions, amendments, ratifications and other modifications thereto and any subleases thereof (collectively, “Oil and Gas Leases”).

(ii)    Units. All of Mortgagor’s rights, titles, interests and estates in and to drilling, spacing, proration or production units, as created by the terms of any unitization, communitization and pooling agreements or orders, and all properties, property rights and estates created thereby which include, belong or appertain to the Subject Interests, including, without limitation, all such units formed voluntarily or pursuant to any applicable law relating to any of the Subject Interests (collectively, “Units”).

(iii)    Hydrocarbons; As-Extracted Collateral. All of Mortgagor’s rights, titles and interests in all oil, gas, natural gas, natural gas liquids, coal seam gas, coalbed methane, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid or gaseous hydrocarbons produced or to be produced in conjunction therewith from the Subject Interests and all products, by-products, and other substances derived therefrom or the processing thereof, and all As-extracted collateral (as defined in the Uniform Commercial Code as enacted, amended and in effect in the State of Texas, the “UCC”) now or hereafter accruing to, attributable to or produced from the Subject Interests and the Units or to which Mortgagor now or hereafter may be entitled (collectively, “Hydrocarbons”).

(iv)    Wells; Fixtures and Personal Property. All of Mortgagor’s rights, titles, interests and estates in and to all wells, including, without limitation, all oil and gas wells, water wells, disposal and injection wells described on Exhibit A attached hereto

(collectively, “Wells”), rigs, improvements and fixtures, machinery and other equipment, inventory and articles of personal property of any kind or character (excluding vehicles, equipment or other personal property which may be taken to the premises for the drilling of a Well or for other similar temporary uses and are not owned by Mortgagor), in each case appurtenant to, or used or held for use for the production of Hydrocarbons from the Subject Interests and Units, and any of the foregoing, wherever located, including, without limitation, connection apparatus and flow lines from Wells to tanks, gathering lines, trunk lines, lateral lines, flow lines, compressor, dehydration and pumping equipment, pumping plants, gas plants, processing plants, pumps, dehydration units, separators, heater treaters, valves, gauges, meters, derricks, rig substructures, buildings, tanks, reservoirs, tubing, rods, liquid extractors, engines, boilers, tools, appliances, cables, wires, tubular goods, supplies , including any of the foregoing used on or about the Lands for operations, in each case, together with all improvements or products, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and substitutes and replacements for, all or any part of the foregoing (collectively, “Personal Property” and to the extent any property described in this Section 1.03(a)(iv) is affixed to the Lands, collectively, “Fixtures”).

(v)    Surface Rights and Subject Contracts. All of Mortgagor’s rights, titles, interests and estates (including, without limitation, all rights to receive payments in respect of) in and to all (i) easements, permits, licenses, rights-of-way, surface leases, surface fees, franchises, servitudes, and compressor sites, settling ponds, equipment and pipe yards, office sites, office buildings and all property and Fixtures affixed thereon, whether such are fee simple estates, leasehold estates or otherwise, located in the Texas counties in which this Deed of Trust is recorded, including, without limitation, such of the foregoing described on Exhibit A attached hereto (collectively, “Surface Rights”) and (ii) division orders, transfer orders and other agreements relating or pertaining to purchasing, exchanging, exploring for, developing, operating, treating, processing, storing, marketing or transporting Hydrocarbons under or by virtue of any contract relating in any way to all or any part of the Mortgaged Property otherwise described herein, including, without limitation, farmout contracts, farming contracts, joint development agreements, operating or joint operating agreements, trade letter agreements and all agreements creating rights-of-way for ingress and egress to and from the Subject Interests and Units, including, without limitation such of the foregoing described on Exhibit A attached hereto (collectively, “Subject Contracts”).

(vi)    Accounts; Other Personal Property. All of Mortgagor’s rights, titles and interests in (i) all accounts (including, without limitation, all open accounts receivable and accounts receivable arising under or pursuant to any Subject Contracts, including rights to proceeds under any hedge agreements (collectively, “Accounts”); and (ii) all seismic data, geological data and interpretations of any of the forgoing (but excluding such data licensed by Mortgagor where such licenses prohibit or restrict encumbrance, pledge or assignment), general intangibles, chattel paper, documents, instruments, cash and noncash proceeds and other rights arising from any voluntary or involuntary sale or other disposition of any Mortgaged Property, collections, insurance proceeds payable, proceeds payable, or claims against any other person or entity related to the Mortgaged Property.

(vii)    Other Minerals. All sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and all other minerals, ores or substances of value (whether similar to the foregoing or not), and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite now or hereafter accruing to, attributable to or produced from the Subject Interests or to which Mortgagor now or hereafter may be entitled as a result of or by virtue of Mortgagor’s ownership of the Subject Interests (collectively, “Other Minerals”).

(b)    General.

(i)    Other Appurtenances, Etc. All rights, titles and interests to tenements, hereditaments, appurtenances, profits and properties in any way related, affixed or incidental to, or used or useful in connection with, all or any part of the property and interests described in this Section 1.03, including, without limitation, any and all reversions, remainders, carried interests, tolls, rents, revenues, issues, proceeds, earnings, income, products, profits, deposits, easements, permits, licenses, servitudes, surface leases and Surface Rights related thereto.

(ii)    All Other Property. All other rights, titles and interests of every kind and character whether real, personal or mixed property, which Mortgagor now owns or hereafter acquires in and to the types and items of property and interests described in Sections 1.03(a) and 1.03(b)(i) and which is used or useful in connection with the Mortgaged Property and the proceeds and products of all of the foregoing.

(iii)    Additional Interests. In the event that the Mortgagor acquires additional undivided interests in some or all of the Mortgaged Property, this Deed of Trust will automatically encumber such additions or increases to Mortgagor’s interest in the Mortgaged Property without need of further act or document. Further, in the event Mortgagor becomes the owner of an interest in any part of the Subject Interests, Lands or other assets described in this Section 1.03, including those described in Exhibit A or described in the documents described in Exhibit A or otherwise subject to or covered by the Mortgaged Property, this Deed of Trust will automatically encumber such ownership interest of Mortgagor without need of further act or document.

(iv)    Excluded Structures. Notwithstanding any provision in this Deed of Trust to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Fixtures” and no Building or Manufactured (Mobile) Home (collectively, “Excluded Structures”) is hereby encumbered by this Deed of Trust.  As used herein, “Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or

hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

(c)    Excluded Property. Notwithstanding anything to the contrary contained in this Deed of Trust or in any other agreement or instrument executed in connection with the payment of any of the Secured Indebtedness, this Deed of Trust shall not constitute a grant of a Lien or security interest in, and the Mortgaged Property shall not include, any of the following property (the “Excluded Property”):

(i)    any right, title or interest in any permit, license or any contractual obligation entered into by Mortgagor (i) that validly prohibits the creation by Mortgagor of a security interest or Lien thereon or requires the consent of any Person other than Mortgagor or any of Mortgagor’s Affiliates which consent has not been obtained as a condition to the creation of such security interest or Lien or which would be breached or give any party the right to terminate it as a result of creation of such security interest or Lien, or (ii) to the extent that any applicable law prohibits the creation of a security interest or Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law; provided that any right, title or interest in any permit, license or other contractual obligation that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of Mortgagor obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise) shall no longer be Excluded Property;

(ii)    unless and until a Default has occurred and is continuing, motor vehicles and other assets subject to certificates of title;

(iii)    those assets as to which the Mortgagee determines, in its sole discretion, that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby;

(iv)    any Excluded Structures; and

(v)    any undivided interests in, or with respect to, any of Mortgagor’s real, personal and or mixed property, rights, titles, interests and or estates and any revenues with respect thereto, in each case, that, at any time, have otherwise been dedicated or contributed to, or otherwise made subject to, Mortgagor’s DWI Financing Program;

provided, however, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property).

For the avoidance of doubt, any Lien or security interest granted at any time by Mortgagor to Agent under this Deed of Trust purporting to be granted in and to, or to otherwise encumber, any of such undivided interests of Mortgagor described in Section 1.03(c)(v) above is hereby in all respects disclaimed by Mortgagor and Agent, respectively, and shall be deemed not to have attached to any such undivided interests and to otherwise be immediately released from this Deed of Trust and otherwise be null and void and of no force and effect. For purposes of this Deed of Trust, “DWI Financing Program” means that certain direct working interest financing program of Mortgagor with respect to such undivided interests of Mortgagor described in Section 1.03(c)(v) above, existing from time to time, with one or more third party investors, pursuant to documentation entered into by and among Mortgagor and such investors, whether or not such documentation with respect to such program is filed in the official records of Ector County, Texas or otherwise of public record. Subject to any confidentiality limitations, such documentation and information relating to such DWI Financing Program are maintained at Mortgagor’s office address as noted above.

Section 1.04    Additional Grant and Agreements. For the avoidance of doubt, to further secure the full and complete payment of the Secured Indebtedness (defined below), Mortgagor, as debtor, hereby grants unto Mortgagee and Mortgagee’s successors in title and assigns, as secured party, a first and prior Lien and security interest in and to the following types and items of property and interests now owned or hereafter acquired by Mortgagor: (a) all present and future Personal Property, Subject Contracts and Accounts; (b) all present and future Subject Interests, Hydrocarbons and Other Minerals, including all As-extracted collateral, as defined in and subject to the UCC, and for which the creation and perfection of a security interest or lien therein is governed by the provisions of the UCC; (c) all present and future other Mortgaged Property described in Section 1.03 consisting of Accounts, contract rights, general intangibles, chattel paper, documents, instruments, inventory, equipment, fixtures and other goods and articles of personal property of any kind or character defined in and subject to the UCC; (d) all present and future increases, profits, combinations, reclassifications, improvements and products of, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and substitutes and replacements for, all or any part of the Mortgaged Property described in this or any other clause of this Section 1.04; (e) all present and future Accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against manufacturers of, or claims against any other person or entity with respect to, all or any part of the Hydrocarbons, the Other Minerals or the Mortgaged Property described in this Article I; and (f) all present and future security for the payment to Mortgagor of any of the Mortgaged Property described in this Article I and goods which gave or will give rise to any of such Mortgaged Property or are evidenced, identified, or represented therein or thereby; provided that, notwithstanding anything to the contrary contained in this Deed of Trust or in any other agreement or instrument executed in connection with the payment of any of the Secured Indebtedness, this Deed of Trust shall not constitute a grant of a security interest in any of the Excluded Property.

For the same consideration, Mortgagor hereby grants to Mortgagee, and Mortgagee’s successors and assigns, a first and prior security interest in and to any and all rights of Mortgagor to Liens and security interests in and to the Mortgaged Property securing payment of proceeds from the sale of production of Hydrocarbons from the Mortgaged Property, including, but not limited to, those Liens and security interests provided for in Section 9.343 of the UCC.

TO HAVE AND TO HOLD all and singular the Mortgaged Property and all other property which, by the terms hereof, has or may hereafter become subject to the Lien and security interest of this Deed of Trust, together with all rights, hereditaments and appurtenances in anyway belonging to the Trustee and his assigns forever. Any additional rights, titles, interests or estates, whether real, personal or mixed and whether Mortgagor now owns or may hereafter acquire in law or in equity or become entitled to in all assets of the types described above shall inure to the benefit of, and be covered by, this Deed of Trust and constitute “Mortgaged Property,” the same as if expressly described and conveyed herein. The inclusion of certain specific types and items of property and interests of any Mortgaged Property is not intended in any way to limit the effect of the more general descriptions. Mortgagor hereby binds itself, its successors and assigns, to warrant and forever defend all and singular the above described property, rights, and interests constituting the Mortgaged Property to the Trustee and to his assigns forever, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

ARTICLE II

    SECURED INDEBTEDNESS

Section 2.01    Term Loan Note, Etc.

This Deed of Trust is made, IN TRUST, FOREVER, to secure and enforce the payment and performance of the following indebtedness, obligations and liabilities (collectively, “Secured Indebtedness”):

(a)    All indebtedness, including principal and interest, fees, costs and expenses due and owing under the Term Loan Note (and all extensions, replacements, substitutions or restatements thereof).

(b)    Payment of any sums which may be advanced or paid by Mortgagee under the terms hereof on account of Mortgagor’s failure to comply with the covenants of Mortgagor contained herein; and all other indebtedness of Mortgagor arising pursuant to the provisions of this Deed of Trust or other Loan Documents.

(c)    All interest (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether a claim for post-filing or post-petition interest is allowed in such proceeding) in respect of any of the Secured Indebtedness.

(d)    All premiums, reimbursement obligations, fees, indemnities, costs and expenses including, without limitation, all costs, fees and disbursements of counsel, as provided herein and in the Term Loan Note.

Section 2.02    Maturity Date. The Maturity Date under the Term Loan Note is August 1, 2025.

Section 2.03    Present and Future. The word “Secured Indebtedness” wherever used in this Deed of Trust will refer to all present and future indebtedness, debts, obligations and liabilities described or referred to in this Deed of Trust and will encompass all renewals, extensions, replacements, substitutions and modifications of Secured Indebtedness.

Section 2.04    Lien; Permitted Lien. As used in this Deed of Trust, “Lien” means any mortgage lien, pledge, assignment, charge, security interest, hypothecation or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any person, whether arising by contract, operation of law, or otherwise. As used in this Deed of Trust, “Permitted Lien” means (a) Liens granted under this Deed of Trust securing the Secured Indebtedness; (b) Liens for taxes not overdue by more than thirty (30) days or that (provided foreclosure, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings; provided that such Liens could not be expected to materially impair the use of, or proceeds derived from, the Mortgaged Property; (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, suppliers, laborers, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings in an aggregate amount not to exceed $100,000; provided that such Liens could not be expected to materially impair the use of, or proceeds derived from, the Mortgaged Property; (d) Liens to operators and non-operators under joint operating agreements, unitization and pooling agreements and related orders arising in the ordinary course of the business of Mortgagor, in each case with respect to the Mortgaged Property, to secure amounts owing, which amounts are not overdue by more than thirty (30) days or are being contested in good faith by appropriate proceedings; provided that such Liens could not be expected to materially impair the use of, or proceeds derived from, the Mortgaged Property; (e) royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure debt for borrowed money and that are taken into account in computing the Net Revenue Interests and Working Interests of Mortgagor warranted in this Deed of Trust; and (f) easements, rights-of-way, restrictions, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which materially detract from the value or use of the Mortgaged Property to which they apply; provided, that such foregoing described Liens shall not constitute Permitted Liens upon the initiation of any foreclosure or judicial proceedings with regard to the Mortgaged Property encumbered by such Liens and; provided further that, no intention to subordinate the first priority Lien granted under this Deed of Trust is hereby implied or expressed or is to be inferred by the permitted existence of such Permitted Liens.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

By execution of this Deed of Trust, Mortgagor hereby adopts and ratifies any and all warranties and representations regarding Mortgagor set forth in the Term Loan Note and as they relate to the Mortgaged Property. In addition, Mortgagor represents and warrants as follows:

Section 3.01    Existence. Mortgagor is (a) a corporation duly organized and validly existing under the applicable laws of California and (b) in good standing under the applicable laws of California, having all powers necessary to carry on its businesses and to enter into and consummate the transactions contemplated by the Loan Documents. Mortgagor is authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

Section 3.02    No Conflicts or Consents. The execution and delivery by Mortgagor of this Deed of Trust, the performance of its obligations under this Deed of Trust, and the consummation of the transaction contemplated by this Deed of Trust does not and will not (a) conflict with any provision of (i) any applicable law or (ii) any agreement, judgment, license, order or permit applicable to or binding upon Mortgagor or (b) result in the acceleration of any debt owed by Mortgagor. Except as expressly contemplated in this Deed of Trust, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Mortgagor of this Deed of Trust or to consummate any transactions contemplated by this Deed of Trust.

Section 3.03    Enforceable Obligations

. This Deed of Trust has been duly executed and delivered by Mortgagor. This Deed of Trust is the legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with its terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity.

Section 3.04    Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of the Mortgagor, threatened against or affecting the Mortgaged Property or involving the validity or enforceability of this Deed of Trust or the priority of the Lien and security interest or assignment contemplated herein. Other than Permitted Liens, there are no preferential rights, consents to assign or tag along or drag along rights that adversely affect the first priority Lien hereunder.

Section 3.05    Title. Mortgagor is the lawful owner of the Mortgaged Property and has good right and authority to grant, convey, pledge, transfer, mortgage and assign the Mortgaged Property. Mortgagor has good and defensible title to and is possessed of the Mortgaged Property. The Mortgaged Property is free of any and all Liens, except Permitted Liens.

Section 3.06    Oil and Gas Leases in Effect; Rentals Paid. All of the Oil and Gas Leases constituting all or part of the Mortgaged Property are in full force and effect. All covenants, express or implied, in respect thereof of any Oil and Gas Leases, or of any assignment thereof, which may affect the validity of any of the Oil and Gas Leases, have been performed.

Section 3.07    Revenue and Cost Bearing Interest. Mortgagor’s ownership of the Subject Interests and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Permitted Liens, afford Mortgagor not less than those Net Revenue Interests in the production from or allocated to such Subject Interests as specified on attached Exhibit A and will cause Mortgagor to bear not more than that portion of the Working Interest costs of drilling, developing and operating the Subject Interests as specified on Exhibit A, unless there is a proportionate increase in Mortgagor’s Net Revenue Interest in such Subject Interests. As used in this Deed of Trust, “Net Revenue Interest” means, with respect to any Subject Interests, the decimal or percentage share of Hydrocarbons produced and saved from or allocable to that Subject Interest, after deduction of royalty interests and other burdens on or paid out of production attributable to that Subject Interest. As used in this Deed of Trust, “Working Interest” means the decimal or percentage share of the costs and expenses for the drilling, completions, maintenance, development, operation and the production and plugging and abandonment relating to any individual Well, whether producing on a Lease basis or unit basis, throughout the productive life of such Well.

Section 3.08    Power to Create Lien. Mortgagor has full power and lawful authority to bargain, grant, sell, mortgage, assign, transfer, convey, pledge and hypothecate and grant a Lien in all of the Mortgaged Property all in the manner and form herein provided and without obtaining the waiver, consent or approval of any lessor, sublessor, governmental agency or entity or other party except to the extent the approval or consent of the State of Texas or the Department of the Interior, United States of America is required by applicable law to the transfer, deed or assignment of an interest in the Mortgaged Property. Mortgagor is not party to any agreement or arrangement, or subject to any known order, judgment, writ or decree, which restricts or purports to restrict its ability to grant Liens to Mortgagee on or in respect of the Mortgaged Property to secure the Secured Indebtedness.

Section 3.09    Taxes. Mortgagor has paid all taxes as required by law when due.

Section 3.10    Operation of Mortgaged Property. The Mortgaged Property has been maintained, operated and developed in a good and workmanlike manner, normal wear and tear excepted, according to practices and procedures that are standard in the oil and gas industry and in conformity with all applicable law of all duly constituted authorities having jurisdiction.

Section 3.11    No Intent to Limit. Any fractions or percentages specified on attached Exhibit A in referring to Mortgagor’s interests are solely for the purposes of the warranties made by Mortgagor above and will in no manner limit the quantum of interest with respect to any Subject Interests, Unit or Well identified on Exhibit A. If any of the Lands or other instrument mentioned on Exhibit A are incorrectly described, then nevertheless this Deed of Trust will cover all Mortgagor’s interest in such Lands and other instrument as to all of the lands covered thereby, unless limited by express words to the contrary on Exhibit A.

Section 3.12    No Unusual Agreements. All agreements and all material provisions in agreements applicable to Mortgagor’s Working Interest and Net Revenue Interest in the Mortgaged Property are of the type generally found in the oil and gas industry and do not individually or in the aggregate contain any material provisions not generally found in the oil and gas industry.

Section 3.13    Insurance. Mortgagor confirms that the operator of the Mortgage Property maintains all necessary insurance for the Mortgaged Property as is customary in the oil and gas industry.

Section 3.14    Priority. Subject to Permitted Liens, the Lien created by this Deed of Trust has or will have first ranking priority, and such Lien is not subject to any prior ranking or pari passu ranking Lien.

Section 3.15    Suspense of Proceeds. All proceeds from the sale of Hydrocarbons from Mortgagor’s Working Interest or Net Revenue Interest in the Mortgaged Property are being received by Mortgagor in a timely manner and are not being held in suspense for any reason.

Section 3.16    Proceeds of Term Loan Note. Mortgagor confirms that it received valuable consideration for its entry into this Deed of Trust by having received, or having received the benefit of, loan proceeds under the Term Loan Note to fund the purchase by Mortgagor of certain oil and gas properties for which Mortgagor received valuable benefits.

ARTICLE IV

COVENANTS OF MORTGAGOR

By execution of this Deed of Trust, Mortgagor does hereby adopt and ratify all of Mortgagor’s covenants set forth in the Term Loan Note. In addition, in consideration of the Secured Indebtedness, Mortgagor, for itself and its successors and permitted assigns, further covenants and agrees as follows:

Section 4.01    Payment of Indebtedness. Mortgagor will duly and punctually pay or cause to be paid any and all amounts due hereunder, in accordance with the terms of the Loan Documents.

Section 4.02    Defend Title. Mortgagor will not create or suffer to be created or permit to exist any Lien, senior to, junior to, or on parity with, the Lien of this Deed of Trust upon the Mortgaged Property or any part thereof, except Permitted Liens. Except for the Permitted Liens, Mortgagor will warrant and defend title to the Mortgaged Property against the claims and demands of all other persons and will maintain and preserve the Lien created hereby so long as any of the Secured Indebtedness remains unpaid. Except for the Permitted Liens, if an adverse claim is made against or a cloud develops upon the title to any part of the Mortgaged Property, Mortgagor agrees, upon the occurrence and during the continuance of a Default, it will immediately defend against such adverse claim or take appropriate action to remove such cloud which would cause title to the Mortgaged Property not to be good and defensible title at Mortgagor’s sole cost and expense, and Mortgagor further agrees that Mortgagee may take such other action as Mortgagee reasonably deems advisable to protect and preserve its interests in the Mortgaged Property, and in such event MORTGAGOR WILL FOREVER INDEMNIFY, PROTECT, DEFEND, AND HOLD HARMLESS EACH SECURED CREDITOR, MORTGAGEE, TRUSTEE, THEIR RESPECTIVE AFFILIATES (OTHER THAN MORTGAGOR), AND, AS APPLICABLE, EACH OF THE FOREGOING’S RESPECTIVE

MEMBERS, MANAGERS, SHAREHOLDERS, OWNERS, DIRECTORS, PARTNERS, OFFICERS, EMPLOYEES, REPRESENTATIVES, ADVISORS, ATTORNEYS AND AGENTS (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) AGAINST ANY AND ALL ACTIONS, SUITS, LOSSES, CLAIMS, DAMAGES, LIABILITIES, COSTS, ATTORNEYS’ FEES AND OTHER EXPENSES OF WHATEVER KIND OR NATURE, JOINT OR SEVERAL, WHICH IT MAY REASONABLY INCUR IN DEFENDING AGAINST ANY SUCH ADVERSE CLAIM OR TAKING ACTION TO REMOVE ANY SUCH CLOUD.

Section 4.03    Correct Defects. Upon request of Mortgagee, Mortgagor will promptly correct any defect which may be discovered after the execution and delivery of this Deed of Trust, herein or in the Term Loan Note or in the description of the Mortgaged Property, and will execute, acknowledge, and deliver such division orders, transfer orders and other assurances and instruments as will, in the opinion of Mortgagee, be necessary or proper to convey and assign to the Trustee all of the Mortgaged Property herein conveyed or assigned, or intended to be so.

Section 4.04    Pooling. Except as required by applicable law, Mortgagor will not, without the prior written consent of Mortgagee, which consent will not be unreasonably withheld, voluntarily pool or unitize all or any part of the Mortgaged Property where the pooling or unitization would result in the diminution of Mortgagor’s Net Revenue Interest in production from the Mortgaged Property included in such Unit. Immediately after the formation of any Unit in accordance herewith, Mortgagor will furnish to Mortgagee a conformed copy of the pooling agreement, declaration of pooling, or other instrument creating the Unit. The interest of Mortgagor included in any Unit attributable to the Mortgaged Property or any part thereof will become a part of the Mortgaged Property and will be subject to the Liens hereof. If any proceedings of any governmental body which could result in pooling or unitizing all or any part of the Mortgaged Property are commenced, Mortgagor will give prompt written notice thereof to Mortgagee.

Section 4.05    Maintenance and Operation of Mortgaged Property.

(a)    Mortgagor will, from time to time, pay or cause to be paid before they become delinquent and payable, all taxes, assessments and governmental charges as required by applicable law.

(b)    Mortgagor will, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (subject to reasonable wear and tear) all of the Mortgaged Property, including, without limitation, Fixtures and Personal Property, and from time to time will make or cause to be made all the needful and proper repairs, renewals and replacements so that at all times the state and condition of the Mortgaged Property will be fully preserved and maintained in accordance with the standards of a prudent operator and in compliance with applicable Subject Contracts and applicable law.

(c)    Mortgagor will promptly pay and discharge before delinquent, or cause to be promptly paid or discharged before delinquent, all rentals, delay rentals, royalties and indebtedness accruing under, and, to the extent the Mortgagor is the operator, perform, or to the extent that the right of operation is vested in an operator other than Mortgagor, exercise all commercial reasonable efforts to require the operator to perform, in all material respects each and every act, matter or thing required by, Subject Contracts or affecting Mortgagor’s interests or rights in the Mortgaged Property (except where the amount thereof is being contested in good faith by appropriate proceeding and as to which adequate reserves have been set aside in accordance with Generally Accepted Accounting Principles or other accounting methods acceptable to Mortgagee), and will do or cause to be done all things necessary to keep unimpaired Mortgagor’s rights with respect thereto and prevent any forfeiture thereof (except termination of an Oil and Gas Property as a result of cessation of production or failure to conduct operations in the ordinary course of business according to prudent operator standards) or default thereunder. Mortgagor, to the extent Mortgagor is the operator, will operate in all material respects or, to the extent that the right of operation is vested in others, will exercise all commercially reasonable efforts to require the operator to operate in all material respects, the Mortgaged Property in a careful and efficient manner in accordance with the prudent operator standard and in compliance in all material respects with all applicable contracts and agreements and in compliance with all applicable laws of the jurisdiction in which the Mortgaged Property is situated (including, without limitation, all applicable laws reflecting the development and operations of the Mortgaged Property and the production and sale of Hydrocarbons therefrom). Mortgagor, to the extent Mortgagor is the operator, will do or, to the extent that the right of operation is vested in others, will exercise all commercially reasonable efforts to require the operator to do, such development work as may be reasonably necessary to the prudent and economical operation of the Mortgaged Property in accordance with the prudent operator standard.

(d)    Mortgagor, to the extent Mortgagor is the operator, will perform in all material respects or, to the extent that the right of operation is vested in others, will exercise all commercially reasonable efforts to cause the operator to perform in all material respects, each and all covenants, agreements, terms, conditions and limitations imposed upon Mortgagor or its predecessors in interest and expressly contained in any assignment or other form of conveyance, related to any part of the Mortgaged Property.

Section 4.06    Operation by Third Parties. To the extent that all or portions of the Mortgaged Property may be comprised of interests in the Subject Interests which are other than Working Interests or which may be operated by a party or parties other than Mortgagor, Mortgagor’s covenants set forth in as expressed in Section 4.05 are modified to require that Mortgagor use its commercially reasonable efforts to obtain compliance with such covenants by the Working Interest owners or the operator or operators of such Subject Interests.

Section 4.07    Insurance; Taxes. Mortgagor will obtain and maintain, or will cause the operator to obtain and maintain, insurance for such Mortgaged Property as is customary in the oil and gas industry. If Mortgagor fails or neglects to (a) pay any taxes, general or special, (b) relieve the Mortgaged Property from any Lien (other than Permitted Liens) which might become superior or equal to the Lien of this Deed of Trust, or (c) maintain such workers’ compensation or other insurance, and upon the occurrence and during the continuance of a Default, the Trustee, at its option, or Mortgagee, at its option, may pay all or any part of such taxes, amounts in respect of such Liens, or effect such workers’ compensation insurance. Mortgagor will promptly reimburse Trustee or Mortgagee, as the case may be, for such payments and any and all such sums so paid will be paid by Mortgagor upon demand at Mortgagee’s principal offices, and will constitute a part of the Secured Indebtedness.

Section 4.08    Labor; Materials. Mortgagor will (a) promptly pay or cause to be paid in all material respects all bills for labor and materials incurred in the operation of the Mortgaged Property, except any that are being contested in good faith and as to which satisfactory accruals have been provided; (b) promptly pay its share of all costs and expenses incurred under any joint operating agreement affecting the Mortgaged Property or any portion thereof, unless being contested in good faith with maintenance of necessary reserves; (c) furnish Mortgagee, as and when requested, full information as to the status of any joint account maintained with others under any such operating agreement; (d) not take any action to incur any material liability or Lien (other than Permitted Liens) thereunder; and (e) not enter into any new operating agreement or amendment of existing operating agreement affecting the Mortgaged Property that would materially diminish Mortgagor’s Net Revenue Interest therein, all without the prior written consent of Mortgagee.

Section 4.09    Books and Records; Inspections. Mortgagor will keep in all material respects accurate books and records. All such books and records will, during reasonable business hours upon two (2) Business Days prior written notice, be subject to inspection by Mortgagee and its duly accredited representatives, but not as to unreasonably interfere with the business of Mortgagor. Mortgagor will, and will use commercially reasonable efforts to cause the operator of the Mortgaged Property to, permit Mortgagee and its duly accredited representatives at all times to go upon, examine, inspect and remain on the Mortgaged Property.

Section 4.10    Legal Proceedings. Mortgagor will promptly notify Mortgagee, in writing, of the commencement of any material legal proceedings affecting any part of the Mortgaged Property, and will take such action as may be necessary to preserve its and Mortgagee’s rights affected thereby. If Mortgagor fails or refuses to take any such action, Mortgagee may at its election take such action on behalf and in the name of Mortgagor and at Mortgagor’s cost and expense.

Section 4.11    Releases of Mortgaged Property; Waivers. Mortgagor hereby expressly waives any and all rights or privileges of marshaling of assets, sale in inverse order of alienation, notices, appraisements, redemption and any prerequisite to the full extent permitted by applicable law, in the event of foreclosure of the Lien created herein.

Section 4.12    Legal and Other Expenses. Upon demand of Mortgagee, Mortgagor will promptly pay all reasonable, customary and documented out-of-pocket costs and expenses heretofore or hereafter incurred by Mortgagee for legal, accounting, engineering or geological services rendered to it in connection with Secured Indebtedness secured in whole or in part by the Liens hereof or in the enforcement of any of Mortgagee’s rights hereunder. The obligations of Mortgagor hereunder will survive the non-assumption of this Deed of Trust in a case commenced under Title 11 of the United States Code or other applicable law of the United States of America, the State of Texas or any other jurisdiction and will be binding upon Mortgagor, or a trustee, receiver, custodian or liquidator of Mortgagor appointed in any such case.

Section 4.13    Disposition. Without the prior written consent of Mortgagee, Mortgagor will not sell, assign, lease, transfer, otherwise dispose of, or mortgage, pledge or otherwise encumber all or any portion of the Mortgaged Property except as provided in the Term Loan Note, nor will Mortgagor mortgage, pledge or otherwise encumber the Mortgaged Property or any part thereof, regardless of whether the Lien is senior, coordinate, junior, inferior or subordinate to the Lien created hereby, except for Permitted Liens.

Section 4.14    Letter in Lieu of Transfer Orders. During the continuance of a Default, Mortgagor authorizes Mortgagee or Trustee to deliver letters in lieu of transfer orders to any third parties owing or which may in the future owe to Mortgagor monies or accounts arising in connection with any of the following matters: (a) any Hydrocarbons, including As-extracted Collateral, produced from the Mortgaged Property; (b) any Subject Contracts or other contracts relating to the Mortgaged Property; or (c) the operation of or production from any part of the Mortgaged Property. The letters in lieu of transfer orders will advise the third parties that all of the monies or accounts described above have been assigned to Mortgagee, and if required by Mortgagee, will also require and direct that future payments thereof, including amounts then owing and unpaid, be paid directly to an account designated by Mortgagee.

Section 4.15    Prohibitions Ineffective. Any (a) Lien, (b) unitization, pooling, or communitization (except as required by applicable law) or (c) other action or instrument in violation of the prohibitions contained in this Article IV will be of no force or effect against Mortgagee.

Section 4.16    Applicable Laws.

(a)    Mortgagor will, in all material respects, comply with any and all applicable laws, including (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by the Mortgaged Property, or (ii) required for the performance or conduct of operations thereof.

(b)    Mortgagor will neither conduct nor permit the conduct (and Mortgagor represents and warrants that, to the best of its knowledge, information and belief, there has not been conducted) on the Mortgaged Properties (or on any other lands or properties in the vicinity thereof) of any activity or operation which is in material violation of any environmental law, including but not limited to, CERCLA and the Clean Water Act (33 U.S.C.A. §1251, et seq.). Mortgagor agrees that it will not permit any Hazardous Substance, as defined in Section 101(14) of CERCLA to be deposited, stored, disposed of, placed or otherwise come to be located on the lands covered and affected by the Mortgaged Property (or on any other lands or properties in the vicinity thereof), except those used in daily operations in material compliance with applicable laws.

(c)    TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR AGREES TO FOREVER PROTECT, DEFEND, INDEMNIFY AND HOLD

HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSS, COST, EXPENSE OR LIABILITY OF ANY KIND OR NATURE, JOINT OR SEVERAL, (INCLUDING THE DOCUMENTED OUT-OF-POCKET ATTORNEYS’ FEES AND COURT COSTS) INCURRED BY ANY INDEMNIFIED PARTY IN CONNECTION WITH OR OTHERWISE ARISING OUT OF ANY AND ALL CLAIMS OR PROCEEDINGS (WHETHER BROUGHT BY A PRIVATE PARTY, GOVERNMENTAL AGENCY OR OTHERWISE) FOR BODILY INJURY, PROPERTY DAMAGE, ABATEMENT, REMEDIATION, ENVIRONMENTAL DAMAGE OR IMPAIRMENT OR ANY OTHER INJURY OR DAMAGE RESULTING FROM OR RELATING TO ANY HAZARDOUS SUBSTANCES OR CONTAMINATED MATERIAL LOCATED UPON, MIGRATING INTO, FROM OR THROUGH OR OTHERWISE RELATING TO THE MORTGAGED PROPERTY (WHETHER OR NOT THE RELEASE OF SUCH MATERIALS WAS CAUSED BY MORTGAGOR, A TENANT OR SUBTENANT OF MORTGAGOR, A PRIOR OWNER, A TENANT OR SUBTENANT OF ANY PRIOR OWNER OR ANY OTHER PARTY AND WHETHER OR NOT THE ALLEGED LIABILITY IS ATTRIBUTABLE TO THE HANDLING, STORAGE, GENERATION, TRANSPORTATION OR DISPOSAL OF SUCH SUBSTANCE OR THE MERE PRESENCE OF THE SUBSTANCE ON THE MORTGAGED PROPERTY), WHICH ANY INDEMNIFIED PARTY MAY INCUR DUE TO THE EXTENSION OF THE SECURED INDEBTEDNESS, THE EXERCISE OF ANY OF ITS RIGHTS UNDER THIS DEED OF TRUST, OR OTHERWISE. THE FOREGOING INDEMNIFICATION WILL APPLY WHETHER SUCH LOSSES, COSTS, EXPENSES AND LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY INDEMNIFIED PARTIES PROVIDED ONLY THAT NO PERSON WILL BE ENTITLED UNDER THIS SECTION 4.16 TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LOSSES, COSTS, EXPENSES AND LIABILITIES WHICH ARE CAUSED BY SUCH PERSON’S, OR SUCH PERSON’S AGENTS’, EMPLOYEES’, OFFICERS’, DIRECTORS’, PARTNERS’, TRUSTEES’ OR ADVISORS’, GROSS NEGLIGENCE, FRAUD, BAD FAITH OR WILLFUL MISCONDUCT OR RESULT FROM A PROCEEDING SOLELY BETWEEN OR AMONG INDEMNIFIED PARTIES THAT DOES NOT INVOLVE ANY ACTION OR OMISSION BY THE MORTGAGOR OR ANY AFFILIATE THEREOF (OTHER THAN ANY SECURED CREDITOR), OTHER THAN CLAIMS AGAINST THE MORTGAGEE, THE LENDERS OR ANY OF THEIR AFFILIATES. FOR THE PURPOSES OF THE INDEMNITY CONTAINED IN THIS SECTION 4.16, HAZARDOUS SUBSTANCES OR CONTAMINATED MATERIAL INCLUDE BUT ARE NOT LIMITED TO ASBESTOS AND THOSE SUBSTANCES WITHIN THE SCOPE OF ALL ENVIRONMENTAL LAWS, INCLUDING THE RESOURCE CONSERVATION AND RECOVERY ACT, CERCLA AND THE SUPERFUND AMENDMENT AND REAUTHORIZATION ACT OF 1986. THE PROVISIONS OF THIS SECTION 4.16 WILL SURVIVE ANY FORECLOSURE OF THE LIENS CREATED BY THIS DEED OF TRUST, CONVEYANCE IN LIEU OF FORECLOSURE AND THE REPAYMENT OF THE SECURED INDEBTEDNESS AND THE DISCHARGE AND RELEASE OF THIS DEED OF TRUST.

Section 4.17    Amendments to Oil and Gas Leases. Mortgagor will not enter into any amendments to the Oil and Gas Leases that have an adverse effect on Mortgagee, or its Liens, rights or remedies hereunder or under the Term Loan Note.

ARTICLE V

DEFEASANCE, DEFAULT, FORECLOSURE
AND OTHER REMEDIES

Section 5.01    Defeasance. If the Secured Indebtedness shall have been indefeasibly paid in full, then, and in that case only, this Deed of Trust will be released by Mortgagee in due course at the cost of Mortgagor. Otherwise, this Deed of Trust will remain and continue in full force and effect.

Section 5.02    Remedies; Foreclosure.

(a)    Upon the occurrence and during the continuance of a Default, the whole of the principal of the Secured Indebtedness due and remaining unpaid, together with all interest and fees accrued thereon, may, at the option of Mortgagee, without notice (including, but not limited to, notice of intention to accelerate maturity and notice of acceleration of maturity) or demand, which are, to the full extent permitted by applicable law, waived by Mortgagor, be declared immediately due and payable; provided that such acceleration may occur automatically, as provided in the Term Loan Note, without any action by Mortgagee; and thereupon, or at any time thereafter while the Secured Indebtedness or any part thereof remains unpaid, it will be the duty of the Trustee, on request of Mortgagee (which request is hereby presumed), to enforce this Deed of Trust.

(b)    After advertising the time and place of the sale for at least twenty-one (21) days prior to the day of sale, by posting or causing to be posted a written or printed notice thereof at the courthouse door and by filing a copy of such notice in the office of the county clerk or registrar of deeds, as applicable in each jurisdiction, of each county in which the Mortgaged Property or any part thereof may be situated, and serving written notice of the proposed sale on each debtor obligated to pay the Secured Indebtedness according to the records of Mortgagee, by postage prepaid, certified United States mail, at the most recent address for such debtor as shown by the records of Mortgagee, at least twenty-one (21) days prior to the day of sale, the Trustee may sell the Mortgaged Property, either as a whole or in parcels, as the Trustee may deem proper, at public venue at the courthouse of the county in which the Mortgaged Property or any part thereof may be situated (and being the county designated in the notice of sale) on the first Tuesday of any month between the hours of 10:00 o’clock a.m. and 4:00 o’clock p.m., to the highest bidder for cash (except that the Mortgagee, or the Trustee on behalf of the Mortgagee, may credit bid), and after such sale to make the purchaser or purchasers good and sufficient deeds and assignments in the name of Mortgagor herein, conveying such property so sold to the purchaser or purchasers with general warranty of title.

(c)    The Trustee, or his successor or substitute, is hereby authorized and empowered to appoint any one or more persons as his attorney(s)-in-fact to act as Trustee under him and in his name, place and stead, such appointment to be evidenced by a written instrument executed by the Trustee, or his successor or substitute, to perform any one or more act or acts necessary or incident to any sale under the power of sale hereunder, including, without limitation, the posting and filing of any notices, the conduct of the sale and the execution and delivery of any instruments conveying the Mortgaged Property as a result of the sale, but in the name and on behalf of the Trustee, or his successor or substitute. All acts done or performed by such attorney(s)-in-fact will be valid, lawful and binding as if done or performed by the Trustee, or his successor or substitute. No single sale or series of sales by the Trustee will extinguish the Lien or exhaust the power of sale hereunder except with respect to the items of property sold, but such Lien and power will exist for so long as and may be exercised in any manner applicable law or as herein provided as often as the circumstances require to give Mortgagee full relief hereunder.

(d)    The purchaser at any such sale will not assume, nor will such purchaser’s heirs, legal representatives, successors or assigns, be deemed to have assumed, by reason of the acquisition of property or rights mortgaged hereunder, any liability or obligation of any lessee or operator of the Mortgaged Property, or any part thereof, arising by reason of any occurrence taking place prior to such sale. It will not be necessary to have present, or to exhibit at any such sale, any of the Fixtures or Personal Property subject to the Lien hereof.

(e)    Upon the occurrence and during the continuance of a Default, Mortgagee will be entitled to all of the rights, powers and remedies afforded a secured party by the UCC with reference to the Fixtures, Personal Property and Hydrocarbons in which Mortgagee has been granted a Lien hereby, or Mortgagee may proceed as to both the real property, Fixtures and Personal Property covered hereby. Without limiting the generality of the foregoing, Mortgagee may exercise the right to take possession of all Fixtures and Personal Property constituting a part of the Mortgaged Property, and for this purpose Mortgagee may enter upon any premises on which any or all of such Fixtures and Personal Property are situated and take possession of and operate such Fixtures and Personal Property (or any portion thereof) or remove it therefrom. Mortgagee may require Mortgagor to assemble such Fixtures and Personal Property and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to all parties. Unless such Fixtures or Personal Property are perishable or threaten to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will give Mortgagor notice in accordance with applicable law of the time and place of any public sale or of the time after which any private sale or other disposition of such Fixtures and Personal Property is to be made. Mortgagee agrees to provide notice by first-class mail, postage prepaid, to Mortgagor at Mortgagor’s address set forth in Section 7.18, at least ten (10) Business Days before the time of the sale or disposition.

(f)    Every right, power and remedy specifically herein given to Mortgagee will be cumulative and in addition to every other right, power and remedy now or hereafter existing in equity or pursuant to applicable law (including specifically those granted by the UCC in effect and applicable to the Mortgaged Property or any portion thereof) each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

(g)    For the avoidance of doubt and notwithstanding anything to the contrary in this Deed of Trust, it shall not be necessary for Mortgagee, in order to exercise remedies under this Deed of Trust, first, to institute suit or exhaust its remedies against Borrower, to have Borrower joined with Mortgagor in the exercise of any remedies hereunder or in any suit brought under this Deed of Trust or to enforce Mortgagee’s rights and remedies against Mortgagor or the Mortgaged Property; provided, however, that in the event Mortgagee elects to enforce and or exercise any remedies it may have under this Deed of Trust in accordance with the terms hereof and applicable law, Borrower shall nevertheless be obligated for any and all sums still owing to Mortgagee for the Secured Indebtedness and not repaid or recovered incident to the exercise of such remedies.

Section 5.03    POWER OF SALE. A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW MORTGAGEE OR TRUSTEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS DEED OF TRUST, IF ALLOWED BY APPLICABLE LAW.

Section 5.04    Rights of Mortgagee With Respect to Fixtures. Mortgagee may elect to treat Fixtures constituting a part of the Mortgaged Property as either real property collateral or personal property collateral and proceed to exercise such rights as apply to such type of collateral.

Section 5.05    Possession of the Mortgaged Property. It will not be necessary for Mortgagee to have physically present or constructively in its possession at any sale held by Mortgagee or by any court, receiver or public officer any or all of the Mortgaged Property, and Mortgagor will deliver to the purchaser at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale, and if it becomes impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property will pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

Section 5.06    Effect of Sale. Any sale or sales of the Mortgaged Property, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, will operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor, in and to the premises and the property sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, and Mortgagor’s successors or permitted assigns, and against any and all persons claiming or who will thereafter claim all or any of the property sold from, through or under Mortgagor, or Mortgagor’s successors or permitted assigns. Nevertheless,

Mortgagor, if reasonably requested by Mortgagee to do so, will join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

Section 5.07    Application of Proceeds. The Trustee is authorized to receive the proceeds of said sale or sales and apply the same in accordance with the terms of the Term Loan Note or this Deed of Trust, in its discretion.

Section 5.08    Substitute Trustee. In the event the Trustee fails, refuses, or is unable for any reason to make any such sale or to perform any of the trusts herein declared, or at any time, whether with or without cause, then Mortgagee may appoint, in writing, a substitute trustee who will thereupon succeed to all the estates, rights, powers, and trusts herein granted to and vested in the Trustee. In the same events as first above stated, and in the same manner, successive substitute Trustees may thereafter be appointed.

Section 5.09    Evidence. It is agreed that in any deed or deeds given by any Trustee any and all statements of fact or other recitals therein made as to the identity of Mortgagee, or as to the default in the payments thereof or any part thereof, or as to the breach of any covenants herein contained, or as to the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, application, and distribution of the money realized therefrom, or as to the due and proper appointment of a substitute trustee, and, without being limited by the foregoing, as to any other additional act or thing having been done by Mortgagee or by the Trustee, will be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted; and Mortgagor does hereby ratify and confirm any and all acts that the Trustee may lawfully do in the premises by virtue of the terms and conditions of this Deed of Trust.

Section 5.10    Judicial Proceedings. Mortgagee may, at its election, or the Trustee may, upon written request of Mortgagee, proceed by suit or suits, at law or in equity, to enforce the payment of the Secured Indebtedness in accordance with the terms hereof and of the Loan Documents, and to foreclose the Lien of this Deed of Trust as against all or any portion of the Mortgaged Property and to have such property sold under the judgment or decree of a court of competent jurisdiction.

Section 5.11    Purchaser. The parties agree and acknowledge that Mortgagee, or the Trustee, may be a purchaser of the Mortgaged Property, or of any part thereof, at any sale thereof, whether such sale be under the power of sale hereinabove vested in the Trustee or upon any other foreclosure of the Lien hereof, or otherwise; and Mortgagee or the Trustee so purchasing will, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the Lien of this Deed of Trust and free of all rights of redemption in Mortgagor.

Section 5.12    Appraisement; Deficiency. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any applicable law providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor and Mortgagor’s successors and permitted assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Indebtedness, notice of election to mature or declare due the whole of the Secured Indebtedness and all rights to a marshaling of the assets of Mortgagor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the Liens hereby created. Mortgagor will not have or assert any right under any applicable law pertaining to the marshaling of assets, sale in inverse order of alienation, or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Deed of Trust to a sale of the Mortgaged Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of Mortgagee under the terms of this Deed of Trust to the payment of such indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. If any applicable law referred to in this Section 5.12 and now in force, of which Mortgagor or Mortgagor’s successors and permitted assigns and such other persons claiming any interest in the Mortgaged Property might take advantage despite this Section 5.12, will hereafter be repealed or cease to be in force, such applicable law will not thereafter be deemed to preclude the application of this Section 5.12.

(a)    Notwithstanding the provisions of Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as the same may be amended from time to time, the “Texas Property Code”), and to the extent permitted by applicable law, Mortgagor agrees that Mortgagee will be entitled to seek a deficiency judgment from Mortgagor and any other party obligated on the Secured Indebtedness equal to the difference between the amount owing on the Secured Indebtedness and the amount for which the Mortgaged Property was sold pursuant to a judicial or non-judicial foreclosure sale;

(b)    Mortgagor expressly recognizes that this Section 5.12 will constitute a waiver of the above-cited provisions of the Texas Property Code or other applicable law which would otherwise permit Mortgagor and other persons against whom recovery of deficiencies is sought or guarantors independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of foreclosure and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than fair market value;

(c)    Mortgagor further recognizes and agrees that this waiver will create an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Mortgagor, other mortgagors on the Secured Indebtedness, guarantors, and others against whom recovery of a deficiency is sought;

(d)    Alternatively, in the event this waiver is determined by a court of competent jurisdiction to be unenforceable, the following will be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings (including those governed by Sections 51.003, 51.004, and 51.005 of the Texas Property Code):

(i)    The Mortgaged Property will be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure;

(ii)    The valuation will be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Mortgaged Property for cash promptly (but no later than twelve months) following the foreclosure sale;

(iii)    All reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, commercially reasonable brokerage commissions, title insurance (without endorsement), a survey of the Mortgaged Property, tax prorations, reasonable attorney’s fees, and reasonable marketing costs;

(iv)    The gross fair market value of the Mortgaged Property will be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, reasonable property management fees (for property similar to the Mortgaged Property), taxes and assessments (to the extent not accounted for in (d)(iii) above), and other reasonable maintenance expenses; and

(v)    Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five years’ experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

Section 5.13    Operation of the Mortgaged Property by Mortgagee. Upon the occurrence and during the continuance of a Default, Mortgagee (or any person designated by Mortgagee) will have the right and power, but will not be obligated, to enter upon and take possession of any of Mortgagor’s interest in the Mortgaged Property, and to exclude Mortgagor, and Mortgagor’s agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that Mortgagor will be at the time entitled and in its place and stead. Mortgagee (or any person designated by Mortgagee) may, to the extent it is permitted to do so, operate the same without any liability to Mortgagor in connection with such operations, except to use ordinary care in the operation of such properties, and Mortgagee (or any person designated by Mortgagee) will have the right to collect, receive and receipt for all Hydrocarbons produced and sold from said properties, to make reasonable and necessary repairs, purchase machinery and equipment, and conduct such work-over operations that a reasonably prudent operator would make, purchase or conduct to maintain the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work-over operations or additional Wells) have been paid and the indebtedness paid, said properties will, if there has been no sale or foreclosure, be returned to Mortgagor. All costs, expenses and liabilities of every character incurred by Mortgagee in administering, managing, operating, and controlling the Mortgaged Property will constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and will bear interest from date of expenditure until paid at a rate set forth in the Term Loan Note, all of which will constitute a portion of the Secured Indebtedness and will be secured by this Deed of Trust.

Section 5.14    Power of Attorney and Agent to Mortgagee. Mortgagor does hereby designate Mortgagee as the agent and attorney in fact of Mortgagor to act in the name, place, and stead of Mortgagor in the exercise of each and every remedy set forth herein, including rights to Liens on the Mortgaged Property, and in conducting any and all operations (to the extent it is permitted to do so) and taking any and all action reasonably necessary to do so, recognizing such agency in favor of Mortgagee to be actionable upon the occurrence and continuance of a Default and to be coupled with the interests of Mortgagee under this Deed of Trust and, thus, irrevocable so long as this Deed of Trust is in force and effect.

Section 5.15    Mortgagee May Act. If Mortgagor fails to comply with any of the covenants or obligations of Mortgagor hereunder, and upon the occurrence and continuance of a Default, then Mortgagee or the Trustee may perform the same for the account and at the expense of Mortgagor but will not be obligated so to do, and any and all expenses incurred or paid in so doing will be payable by Mortgagor to Mortgagee, with interest at the rate set forth in the Term Loan Note, from the date when same was so incurred or paid, and the amount thereof will be payable on demand and will be secured by and under this Deed of Trust, and the amount and nature of such expense and the time when paid will be presumptively established by the affidavit of Mortgagee or any officer or agent thereof, or by the affidavit of any Trustee acting hereunder; except that the exercise of the privileges granted in this Section 5.15 will not be considered or constitute a waiver of the right of Mortgagee upon the occurrence and during the continuance of a Default hereunder to declare the Secured Indebtedness at once due and payable but will be cumulative of such right and all other rights herein given.

ARTICLE VI

ASSIGNMENT OF PRODUCTION
(this “Assignment”)

Section 6.01    Production. In addition to the conveyance to the Trustee herein made, Mortgagor does hereby transfer, assign, deliver and convey unto Mortgagee all Hydrocarbons saved or sold from the Mortgaged Property and attributable to the interest of Mortgagor therein subsequent to 7:00 A.M. on the 1st day of the month in which this Deed of Trust is executed, together with the proceeds of any sale thereof (“Hydrocarbon Proceeds”); Mortgagor hereby directs any purchaser now or hereafter taking any production from the Mortgaged Property to pay to Mortgagee such Hydrocarbon Proceeds and to continue to make payments directly to Mortgagee until notified in writing by Mortgagee to discontinue; and the purchaser of any such production will have no duty or obligation to inquire into the right of Mortgagee to receive the same, what application is made thereof, or as to any other matter; and the payment made to Mortgagee will be binding and conclusive as between such purchaser and Mortgagor. Mortgagor further agrees to perform all such acts, and to execute all such further assignments, transfer and division orders, and other instruments as may be required or desired by Mortgagee or any other party to have such Hydrocarbon Proceeds so paid to Mortgagee.

Section 6.02    General. Mortgagee is fully authorized to (i) receive and receipt for said Hydrocarbon Proceeds; (ii) to endorse and cash any and all checks and drafts payable to Mortgagor or Mortgagee for the account of Mortgagor received from or in connection with said Hydrocarbon Proceeds and apply the proceeds thereof to the payment of the Secured Indebtedness, when received, regardless of the maturity of any of the Secured Indebtedness, or any installment thereof; and (iii) execute any instrument in the name of Mortgagor to facilitate any of the foregoing. Upon receipt of written instructions from Mortgagor, Mortgagee agrees to release to Mortgagor any Hydrocarbon Proceeds belonging to third parties; provided that Mortgagee will not be liable for any delay, neglect, or failure to effect collection of any Hydrocarbon Proceeds or to take any other action in connection therewith or hereunder; but will have the right, at its election, in the name of Mortgagor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such funds and to protect the interests of Mortgagee and/or Mortgagor, with all costs, expenses and attorney’s fees incurred in connection therewith being paid by Mortgagor.

Section 6.03    INDEMNIFICATION. UNLESS MORTGAGEE HAS CLAIMED OR IS CLAIMING, FOR ITS BENEFIT HYDROCARBON PROCEEDS BELONGING TO THIRD PARTIES AND NOT ATTRIBUTABLE TO THE MORTGAGED PROPERTY, MORTGAGOR WILL FOREVER INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS THE INDEMNIFIED PARTIES AGAINST ALL CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, CHARGES AND DOCUMENTED OUT-OF—POCKET ATTORNEYS’ FEES MADE AGAINST OR INCURRED BY IT, OF ANY KIND OR NATURE, JOINT OR SEVERAL, BASED ON AN ASSERTION THAT THEY RECEIVED HYDROCARBON PROCEEDS CLAIMED BY THIRD PERSONS EITHER BEFORE OR AFTER THE PAYMENT IN FULL OF THE SECURED INDEBTEDNESS. THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO DEFEND AGAINST ANY SUCH CLAIMS, ACTIONS AND JUDGMENTS, EMPLOYING THEIR ATTORNEYS THEREFOR, AND IF THEY ARE NOT FURNISHED WITH REASONABLE INDEMNITY, THEY WILL HAVE THE RIGHT TO COMPROMISE AND ADJUST ANY SUCH CLAIMS, ACTIONS AND JUDGMENTS. MORTGAGOR WILL FOREVER INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS AND PAY TO INDEMNIFIED PARTIES ANY AND ALL SUCH CLAIMS, JUDGMENTS, COSTS, CHARGES AND REASONABLE AND DOCUMENTED OUT-OF-POCKET ATTORNEYS’ FEES AS MAY BE PAID IN ANY JUDGMENT, RELEASE OR DISCHARGE THEREOF OR AS MAY BE ADJUDGED AGAINST MORTGAGEE. MORTGAGOR HEREBY APPOINTS MORTGAGEE AS ITS ATTORNEY-IN-FACT TO PURSUE ANY AND ALL RIGHTS OF MORTGAGOR TO LIENS ON THE MORTGAGED PROPERTY. MORTGAGOR HEREBY FURTHER TRANSFERS AND ASSIGNS TO MORTGAGEE ANY AND ALL SUCH LIENS OR SIMILAR INTERESTS OF MORTGAGOR ATTRIBUTABLE TO ITS INTEREST IN THE MORTGAGED PROPERTY AND HYDROCARBON PROCEEDS PURSUANT TO APPLICABLE LAW. THE POWER OF ATTORNEY GRANTED TO MORTGAGEE IN THIS SECTION 6.03, BEING COUPLED WITH AN INTEREST, WILL BE IRREVOCABLE

SO LONG AS ALL OR ANY PART OF THE SECURED INDEBTEDNESS REMAINS UNPAID. NOTWITHSTANDING THE FOREGOING, MORTGAGOR WILL HAVE NO OBLIGATION TO INDEMNIFY INDEMNIFIED PARTIES FOR ANY CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, CHARGES AND ATTORNEYS’ FEES ARISING OUT OF THE GROSS NEGLIGENCE, FRAUD, BAD FAITH OR WILLFUL MISCONDUCT SUCH INDEMNIFIED PARTIES OR RESULT FROM A PROCEEDING SOLELY BETWEEN OR AMONG INDEMNIFIED PARTIES THAT DOES NOT INVOLVE ANY ACTION OR OMISSION BY THE MORTGAGOR OR ANY AFFILIATE THEREOF (OTHER THAN ANY SECURED CREDITOR), OTHER THAN CLAIMS AGAINST ANY OF THE MORTGAGEE, THE LENDERS OR ANY OF THEIR AFFILIATES.

Section 6.04    Failure of Payments. If any purchaser or other party taking the production from the Mortgaged Property or owing payment to Mortgagor fails to make prompt payment to Mortgagee in accordance with this Assignment, Mortgagee will, if permitted by applicable law, have the right at Mortgagor’s expense to demand a change of connection and to designate another purchaser or other party with whom a new connection may be made, without any liability on the part of Mortgagee in making such selection, so long as ordinary care is used in the making thereof; and failure of Mortgagor to consent to and promptly effect such change of connection will constitute a Default hereunder.

Section 6.05    Receiving Holding Monies. Mortgagor authorizes and empowers Mortgagee to receive, hold and collect all sums of money paid to Mortgagee in accordance with this Assignment, and to apply the same as hereinafter provided, all without any liability or responsibility on the part of Mortgagee, save and except as to good faith in so receiving and applying such sums. All payments provided for in this Assignment will be paid promptly to Mortgagee, and any provisions contained in any Loan Documents evidencing the Secured Indebtedness or any part thereof to the contrary notwithstanding, Mortgagee may apply the same or so much thereof as it elects to the payment of the Secured Indebtedness, application to be made in such manner as it may elect, regardless of whether the application so made will exceed the payments of principal and interest then due as provided in the Term Loan Note, but in no event in excess of the total Secured Indebtedness outstanding. After such application has been so made by Mortgagee, the balance of any such payment or payments remaining will be paid to Mortgagor. Mortgagee agrees to give Mortgagor written notice simultaneously with its notice to the purchaser that such payments are to be paid to Mortgagee in accordance with the terms of this Article VI.

Section 6.06    Payments Under Assignment. The parties agree that if payments provided for by this Assignment are less than the sum or sums then due on the Secured Indebtedness, such sum or sums then due will nevertheless be paid by Mortgagor in accordance with the provisions of the Term Loan Note, and neither this Assignment nor any provisions hereof will in any manner be construed to affect the terms and provisions of the Term Loan Note. Likewise, the parties agree that neither this Assignment nor any provisions hereof will in any manner be construed to affect the Lien, rights, title and remedies herein granted securing the Secured Indebtedness or Mortgagor’s liability therefor. The rights under this Assignment are cumulative of all other rights, remedies, and powers granted under this Deed of Trust, and are cumulative of any other security which Mortgagee now holds or may hereafter hold to secure the payment of the Secured Indebtedness.

Section 6.07    Remittance of Monies. If Mortgagor receives any of the proceeds which under the terms hereof should have been remitted to Mortgagee, Mortgagor will immediately remit same in full to Mortgagee.

Section 6.08    Release. At such time that the Secured Indebtedness shall have been indefeasibly paid in full, the remainder of such proceeds held by Mortgagee, if any, will be paid over to Mortgagor upon demand, and a release of the interest hereby assigned will be made by Mortgagee to Mortgagor at its request and its expense. Mortgagee will not be liable for any failure to collect, or for any failure to exercise diligence in collecting, any funds assigned hereunder. Mortgagee will be accountable only for funds actually received.

Section 6.09    Unconditional Effectiveness. Mortgagor hereby acknowledges that this Assignment is intended to be presently, unconditionally and immediately effective. Furthermore, Mortgagor agrees that Mortgagee is not required to assert any affirmative act, including the institution of any legal proceedings, to enforce this Assignment.

Section 6.10    License to Collect; Notice to Purchasers. So long as no Default will have occurred and be continuing, Mortgagor will have the license to collect Hydrocarbon Proceeds; and no such payment will affect or impair the Lien of this Deed of Trust or the validity and effect of the assignment contained in this Article VI; provided that, from and after the occurrence of a Default, such license will be automatically revoked without notice to Mortgagor and all Hydrocarbon Proceeds assigned hereunder will be paid directly to Mortgagee; and Mortgagee may notify any applicable pipeline companies and other purchasers of Hydrocarbons to pay all of such proceeds directly to Mortgagee at the address shown hereinabove, for which this Deed of Trust will be sufficient warrant. In the event payments are made directly to Mortgagee and then, at the request of Mortgagee, payments are, for periods of time, paid to Mortgagor, Mortgagee will nevertheless have the right, effective upon written notice, to require that future payments be again made to it.

ARTICLE VII

MISCELLANEOUS

Section 7.01    Renewals, Amendments and Other Security. Renewals and extensions of the Secured Indebtedness may be given at any time and amendments may be made to the Deed of Trust in accordance with the terms hereof and the Term Loan Note.

Section 7.02    Amendments and Supplements. It is contemplated by the parties hereto that from time to time additional interests and properties may or will be added to the interests and properties in Exhibit A attached hereto by means of supplements or amendments identifying this Deed of Trust and describing such interests and properties to be so added and included, and upon the execution of any such supplements or amendments, the Lien, rights, titles and interests created herein will immediately attach to and be effective as of the date of such supplemental indenture in respect to any such interests and properties so described, and the same being included in the term “Mortgaged Property,” as used herein. This Deed of Trust, and any provisions hereof, may be modified or amended only by an agreement in writing signed by Mortgagor and Mortgagee.

Section 7.03    No Waiver. Mortgagee’s failure or delay in filing or giving any notice as to this Deed of Trust, or exercising any right, remedy or option to declare the maturity of the principal debt, or any other sums hereby secured, or the payment by Mortgagee of any taxes, Lien, charges or assessments, will not operate as a waiver of any rights to exercise such right or option or to declare any such maturity as to any past or subsequent violations of any of such covenants or stipulations, and will not waive or prejudice any right or Lien hereunder. Mortgagee’s failure to exercise any rights, remedies or options hereunder will not constitute a waiver or prejudice the exercise of other rights or remedies existing hereunder.

Section 7.04    Liability for Deficiency. Neither the acceptance of this Deed of Trust by Mortgagee nor any action taken pursuant hereto will be construed as relieving any party liable for the Secured Indebtedness from any liability or deficiency thereon. Any security taken hereafter as security for the Secured Indebtedness impair or affect this Deed of Trust.

Section 7.05    Reliance. The Secured Indebtedness will conclusively be presumed to have been entered into in reliance upon this Deed of Trust. All dealings between Mortgagor and Mortgagee, whether or not resulting in the creation of the Secured Indebtedness, will be conclusively presumed to have been had or consummated in reliance upon this Deed of Trust.

Section 7.06    Assignment; Covenants Running with the Land. Without the prior written consent of Mortgagee, Mortgagor may not assign any rights, duties or obligations hereunder. In the event of an assignment or pledge of all or part of the Secured Indebtedness by Mortgagee, the assignee will be entitled to all the rights, privileges and remedies granted in this Deed of Trust to Mortgagee. The representations, covenants and agreements set forth in this Deed of Trust by or on behalf of Mortgagor will bind Mortgagor and Mortgagor’s successors or permitted assigns and all persons who become bound as a mortgagor to this Deed of Trust and will inure to the benefit of Mortgagee and its successors and assigns. The covenants and agreements set forth in this Deed of Trust shall constitute covenants running with the land.

Section 7.07    No Termination. This Deed of Trust, including the grant of Liens hereunder and all of Mortgagee’s and Trustee’s rights, powers and remedies in connection with this Deed of Trust, will remain in full force and effect regardless of whether the liability of any other obligor, if any, may have ceased, or irrespective of the validity or enforceability of any other instrument executed in connection with the Secured Indebtedness, and notwithstanding the reorganization or the bankruptcy of Mortgagor, or any other event or proceeding affecting Mortgagor.

Section 7.08    Further Assurances. If and to the extent that Mortgagee determines that any further actions, notices or agreements are or hereafter become necessary under applicable law to create, vest, perfect or continue the Liens and other rights of Mortgagee described in this

Deed of Trust, Mortgagor agrees to promptly take such actions and to execute and deliver such notices or agreements to Mortgagee.

Section 7.09    Successors and Assigns. The terms used to designate any of the parties herein will be deemed to include the heirs, devisees, successors, assigns, trustees and legal representatives of such parties, and the term “Mortgagee” will also include any lawful owner, holder or pledgee of any Secured Indebtedness. Whenever the context requires, reference herein made to the single number will include the plural and the plural will likewise include the singular. Words denoting gender will be construed to include the masculine, feminine, and neuter when such construction is appropriate, and specific enumeration will not exclude the general, but will be construed as cumulative.

Section 7.10    Articles, Etc. This Deed of Trust, for convenience only, has been divided into Articles, Sections and paragraphs, and the rights, powers, privileges, duties and other legal relations of Mortgagor, the Trustee, and Mortgagee will be determined from this Deed of Trust as an entirety and without regard to the aforesaid division into Articles, Sections and paragraphs and without regard to headings prefixed to such Articles, Sections and paragraphs.

Section 7.11    Multiple Counterparts. This Deed of Trust may be executed in multiple counterparts. A complete, original counterpart of this Deed of Trust with a complete Exhibit A may be obtained from Mortgagee. Each of the counterparts hereof so executed will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same Deed of Trust.

Section 7.12    Benefits of the Term Loan Note. In connection with its execution and acting hereunder, Mortgagee is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it as Agent under the Term Loan Note. Without limiting the foregoing, Mortgagee or Trustee may – notwithstanding anything herein to the contrary – act upon the direction of all Lenders in exercising any power or remedy hereunder, or in taking any other action contemplated herein, and Mortgagee and Trustee, as applicable, will have no liability for acting as so directed.

Section 7.13    Benefits Conferred. This Deed of Trust is executed by Mortgagee solely for the purpose of acknowledging and accepting the benefits conferred on Mortgagee and to evidence the agreements of Mortgagee set forth herein.

Section 7.14    Multiple Effect. This Deed of Trust will be deemed, and may be enforced from time to time, as a chattel mortgage, real estate mortgage, deed of trust, security agreement, assignment or contract, or as one or more thereof.

Section 7.15    Unenforceable or Inapplicable Provisions. If any provision of this Deed of Trust or in Term Loan Note is invalid, illegal or unenforceable, the other provisions hereof or of the Term Loan Note will remain in full force and effect, and the remaining provisions hereof will be liberally construed in favor of the Trustee and/or Mortgagee in order to effectuate the provisions hereof.

Section 7.16    Financing Statements. This Deed of Trust may be filed as provided in the UCC relating to the granting and perfecting of security interests in minerals and fixtures and as-extracted collateral. In this connection, this instrument may also be presented to a filing officer under the UCC to be filed in the real estate or official public records as a financing statement covering minerals and fixtures and as-extracted collateral, pursuant to Section 9.502(c) of the UCC. For purposes of filing this Deed of Trust as a financing statement, the addresses for Mortgagor, as the debtor, and Mortgagee, as the secured party, are as set forth hereinabove.

Section 7.17    Governing Law. THIS DEED OF TRUST IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS AND THE LAWS OF THE STATE OF TEXAS (AND WHERE APPLICABLE, THE UNITED STATES OF AMERICA) SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS DEED OF TRUST.

Section 7.18    Notices. Any record, notice, demand or document which either party is required or may desire to give hereunder will be in writing and will or may, as the case may be, be given in the same manner as notice is given under the Term Loan Note as follows:

If to Mortgagee:

Walou Investments, LP

104 W. Anapamu, Suite C

Santa Barbara, California 93101

Attention: Johnny Jordan

Facsimile: (805) 884-9600

Email: jjordan@royl.com

If to Mortgagor:

Royale Energy Funds, Inc.

1530 Hilton Head Road, Suite 205

El Cajon, California 92019

Attention: Ron Lipnick

Facsimile: (805) 884-9600

Email: ron@royl.com.

with a copy to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attention: Anders Gibson

Facsimile: (713) 226-6246

Email: agibson@porterhedges.com

Section 7.19    Drafting of Deed of Trust. Mortgagor declares that it has contributed to the drafting of this Deed of Trust or has had the opportunity to review it before signing it and agrees that it has been purposefully drawn and correctly reflects its understanding of the transaction that it contemplates.

Section 7.20    ENTIRE AGREEMENT. THIS DEED OF TRUST AND THE TERM LOAN NOTE REFLECT THE FINAL AGREEMENT OF THE PARTIES WITH RESPECT TO THE MATTERS SET OUT HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES HERETO AND THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 7.21    Conflict. If any term hereof conflicts with any provision of the Term Loan Note, the terms of the Term Loan Note will control.

(Signature and Acknowledgment pages follow.)

This Deed of Trust has been executed by each of Mortgagor and Mortgagee as of the date set forth in the respective acknowledgments below, but effective for all purposes as of the Effective Date.

MORTGAGOR/DEBTOR:

ROYALE ENERGY FUNDS, INC.

By:/s/ Ron Lipnick

Ron Lipnick

Chief Financial Officer

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss
COUNTY OF SAN DIEGO	)

On February     , 2024, before me,                                               , a Notary Public in and for said County and State, personally appeared Ron Lipnick, Chief Financial Officer of Royale Energy Funds, Inc., a California corporation, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public, State of California

Signature and Acknowledgment Page to Texas Deed of Trust

MORTGAGEE/SECURED PARTY:

WALOU INVESTMENTS, LP, as Agent

By: Walou Corp., its general partner

By: /s/ Johnny Jordan

  Johnny Jordan

  President

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss
COUNTY OF SANTA BARBARA	)

On February     , 2024, before me,                                                        , a Notary Public in and for said County and State, personally appeared Johnny Jordan, President of Walou Corp., as the sole general partner of Walou Investments, LP, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public, State of California

Signature and Acknowledgment Page to Texas Deed of Trust

EXHIBIT A

TO DEED OF TRUST

OIL AND GAS LEASES AND LANDS

All the Lands described and set forth below and any additional Lands (after acquired property) that may be added to any of the oil, gas and mineral leases as set forth in and described in any of the following instruments:

Assignment, Bill of Sale and Conveyance from Pradera Fuego, LP, as assignor, to Royale Energy Funds, Inc., as assignee, filed as Document No. 2023-00012369 on July 21, 2023, in the Official Public Records of Ector County, Texas

Assignment, Bill of Sale and Conveyance from Pradera Fuego, LP, as assignor, to Royale Energy Funds, Inc., as assignee, filed as Document No. 2023-00014830 on August 30, 2023, in the Official Public Records of Ector County, Texas

Assignment, Bill of Sale and Conveyance from Pradera Fuego, LP, as assignor, to Royale Energy Funds, Inc., as assignee, filed as Document No. 2024-00002432 on February 13, 2024, in the Official Public Records of Ector County, Texas

WELLS

Sweet Melissa 2H.	API # 135-43903. Working Interest 0.72665%. Net Revenue Interest 0.544987%
Abby 1H.	API # 135-43924. Working Interest 0.72665%. Net Revenue Interest 0.544987%
Terry 1H.	API # 135-43852. Working Interest 2.62032%. Net Revenue Interest 1.96524%
Becky 1H.	API # 135-43952. Working Interest 2.62032%. Net Revenue Interest 1.96524%

and all future wells (after acquired property) located on the Lands described in this Deed of Trust.

[END OF EXHIBIT A]

Exhibit A – Page 1 of 1